EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated July 1, 2009, with respect to the statements of condition including the related portfolios of EAFE Select 20 Portfolio 2009-3, The Dow Jones Select Dividend Index Strategy Portfolio 2009-3, Select 5 Industrial Portfolio 2009-3, Select S&P Industrial Portfolio 2009-3, Select S&P Core Portfolio 2009-3, Global 45 Dividend Strategy Portfolio 2009-3, Multi-Strategy Series: EAFE, EDVY 2009-3 and Select 10 Industrial Portfolio 2009-4 (included in Van Kampen Unit Trusts, Series 882) as of July 1, 2009, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-159184) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP

New York, New York
July 1, 2009